SCHEDULE B
List of Funds

PRINCIPAL UNDERWRITER AGREEMENT

The following portfolios ("Funds") are hereby made parties to the Principal Underwriter Agreement dated October 1, 2008:

AS OF: September 15, 2014

UNION STREET PARTNERS VALUE FUND
PERKINS DISCOVERY FUND
VIRGINIA EQUITY FUND
DGHM ALL-CAP VALUE FUND
DGHM V2000 SMALLCAP VALUE FUND
REMS INTERNATIONAL REAL ESTATE VALUE OPPORTUNITY FUND
B. RILEY DIVERSIFIED EQUITY FUND
REMS REAL ESTATE VALUE OPPORTUNITY FUND
REMS REAL ESTATE INCOME 50/50 FUND
EUROPEAN EQUITY FUND
TOREADOR INTERNATIONAL FUND
LEADSMAN CAPITAL STRATEGIC INCOME FUND